Filed pursuant to Rule 424(b)(2)

Registration Nos. 333-270327 and 333-270327-01

PRODUCT SUPPLEMENT NO. IE-05-09

(To the prospectus dated March 7, 2023 and prospectus supplement dated July 10, 2025)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

Range Accrual Securities

This product supplement sets forth terms that will apply generally to securities that we may offer from time to time using this product supplement. The specific terms of a particular issuance of securities will be set forth in a pricing supplement that we will deliver in connection with that issuance. A separate underlying supplement or the applicable pricing supplement will describe the equity index to which the securities are linked. If the terms specified in any pricing supplement are inconsistent with the terms specified in this product supplement, in any applicable underlying supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control. We refer to all securities offered under this product supplement as the “securities.”

▪	Linked to Underlying Market Measure(s). Your return on the securities will be linked to an equity index (the “underlying index”) and, if applicable, one or more market interest or other rates (each, an “underlying rate”), as specified in the applicable pricing supplement. We refer to the underlying index and, if applicable, any underlying rate to which the securities are linked as the “underlying market measure(s).”

▪	Coupon Payments. Subject to the terms set forth in the applicable pricing supplement, the securities will pay a variable coupon at an annual rate that may be as high as the “contingent rate” specified in the applicable pricing supplement and may be as low as 0%. The actual variable coupon rate for any coupon payment date will depend on:

▪	the contingent rate for the related accrual period specified in the applicable pricing supplement, which may either be a fixed rate or a floating rate determined based on the level of a specified underlying rate; and

▪	the number of elapsed days during the related accrual period on which the “accrual condition” specified in the applicable pricing supplement is satisfied.

Whether the accrual condition is satisfied on any elapsed day will depend on the level(s) of the applicable underlying market measure(s) on that elapsed day, as specified in the applicable pricing supplement.

▪	Risk of Loss at Maturity. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. You should carefully read the applicable pricing supplement to understand the circumstances in which you may receive less, and possibly significantly less, than the stated principal amount of your securities at maturity. The risk that you may receive less than the stated principal amount of your securities at maturity will depend on the performance of the underlying index, as more fully described in the applicable pricing supplement.

▪	No Upside Exposure. Although you will have downside exposure to the underlying index, you will not benefit from any appreciation of the underlying index over the term of the securities.

▪	Credit Risk. The securities are unsecured senior debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the securities is an unsecured obligation of Citigroup Inc. Accordingly, all payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payments that may be owed to you under the securities.

▪	Call Right. If so specified in the applicable pricing supplement, we may have the right to redeem the securities prior to maturity, which may limit the potential benefits offered by the securities.

▪	No Listing. The securities will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement. Accordingly, unless otherwise specified, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them until maturity. If you choose to and are able to sell your securities prior to maturity, you may receive significantly less than the stated principal amount.

▪	Tax Consequences. For important information regarding certain tax consequences of investing in the securities, see “United States Federal Tax Considerations” beginning on page EA-22.

You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this product supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

Investing in the securities is subject to risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Securities” beginning on page EA-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities, and the guarantee of the securities by Citigroup Inc., are not deposits or savings accounts but are, respectively, unsecured debt obligations of Citigroup Global Markets Holdings Inc. and unsecured obligations of Citigroup Inc. The securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup

July 10, 2025

We are responsible for the information contained or incorporated by reference in this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement is accurate as of any date other than the date on the front of such document. We are not making an offer of these securities in any state where the offer is not permitted.

Table of Contents

Page

Product Supplement No. IE-05-09

Prospectus Supplement

Risk Factors	S-1
Important Currency Information	S-4
Forward-Looking Statements	S-5
Description of the Notes	S-6
United States Federal Tax Considerations	S-14
Plan of Distribution	S-27
Conflicts of Interest	S-28
Benefit Plan Investor Considerations	S-34
Legal Matters	S-36

Prospectus

Prospectus Summary	1
Forward-Looking Statements	6
Citigroup Inc.	6
Citigroup Global Markets Holdings Inc.	10
Use of Proceeds and Hedging	11
European Monetary Union	13
Description of Debt Securities	13
Currency Conversions and Foreign Exchange Risks Affecting
Debt Securities Denominated in a Foreign Currency	25
Plan of Distribution	27
Legal Matters	29
Experts	29

About this Product Supplement

The pricing supplement for a particular issuance of securities will describe certain specific terms of those securities, but will not describe all of the material terms of those securities or contain all of the other material disclosures that you should consider before investing in those securities. The material terms of the securities and other material disclosures that are not contained in the applicable pricing supplement are set forth in this product supplement and, to the extent not set forth in this product supplement, in the accompanying prospectus supplement and prospectus. A separate underlying supplement or the applicable pricing supplement will describe the underlying index to which the securities are linked. Accordingly, it is important that you read the applicable pricing supplement together with this product supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

You may find the Prospectus dated March 7, 2023 and Prospectus Supplement dated July 10, 2025 here:
https://www.sec.gov/Archives/edgar/data/200245/000095010325008675/dp231216_424b2-ps.htm

References in this product supplement, the applicable pricing supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus to “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Summary Payment Terms

Your return on the securities will be linked to an equity index (the “underlying index”) and, if applicable, one or more market interest or other rates (each, an “underlying rate”), as specified in the applicable pricing supplement. We refer to the underlying index and, if applicable, any underlying rate to which the securities are linked as the “underlying market measure(s).”

Subject to the terms set forth in the applicable pricing supplement, the securities will pay a variable coupon at an annual rate that may be as high as the “contingent rate” specified in the applicable pricing supplement and may be as low as 0%. The actual variable coupon rate for any coupon payment date will depend on:

▪	the contingent rate for the related “accrual period,” as defined in the applicable pricing supplement, which may either be a fixed rate or a floating rate determined based on the level of a specified underlying rate; and

▪	the number of “elapsed days,” as defined in the applicable pricing supplement, during the related accrual period on which the “accrual condition” specified in the applicable pricing supplement is satisfied.

Whether the accrual condition is satisfied on any elapsed day will depend on the level(s) of the applicable underlying market measure(s) on that elapsed day, as specified in the applicable pricing supplement. We refer to each elapsed day on which the accrual condition is satisfied as an “accrual day.”

The actual variable coupon rate applicable to any coupon payment date will be an annual rate calculated as follows:

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. The risk that you may receive less, and possibly significantly less, than the stated principal amount of your securities at maturity will depend, solely or in part, on the closing level of the underlying index on the “final valuation date” specified in the applicable pricing supplement, subject to the specific terms set forth in the applicable pricing supplement.

You may lose some or all of the stated principal amount of the securities, subject to the terms set forth in the applicable pricing supplement, but in no circumstance will you receive more than the stated principal amount of your securities at maturity (excluding any final variable coupon payment). In addition to the risks associated with the performance of the underlying market measure(s), any payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of the obligations of Citigroup Global Markets Holdings Inc.

The particular payment terms of the securities will be set forth in the applicable pricing supplement. You should carefully read that pricing supplement to understand the payment terms of the securities, the circumstances in which you may receive little or no coupon payments on the securities and the circumstances in which you may receive less than the stated principal amount of the securities at maturity. In addition, you should understand whether we have the right to call the securities prior to maturity. The specific terms of the securities will be determined on the date we price the securities for initial sale to the public, which we refer to as the “pricing date.”

Before deciding whether to invest in the securities, you should carefully read and understand the sections “Risk Factors Relating to the Securities” and “Description of the Securities” in this product supplement as well as the particular terms and risk factors described in the applicable pricing supplement.

Certain events may happen that could affect one or more payments owed to you under the securities, such as the occurrence of market disruption events or other events affecting the underlying market measure(s). Those events are described in this product supplement under “Description of the Securities” and will not be repeated in the applicable pricing supplement. As a result, you should carefully review and understand the section “Description of the Securities” in this product supplement.

Risk Factors Relating to the Securities

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the relevant underlying market measure(s) because your return on the securities will depend on the performance of the relevant underlying market measure(s).

The risk factors below describe certain significant risks associated with an investment in the securities. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically those risks associated with the terms of the particular issuance of securities. You should also read these risk factors together with the risk factors included in the documents incorporated by reference into the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally. In addition, you should also read the relevant portions of any applicable underlying supplement, which may describe certain risks specific to the underlying index to which the securities are linked.

You may lose some or all of your investment in the securities.

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. Instead, your payment at maturity will depend on the performance of the underlying index, as described in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the underlying index will cause you to receive less than the stated principal amount of your securities at maturity. Depending on the particular terms of the securities, you may lose up to all of your investment in the securities. You should not invest in the securities if you are unable or unwilling to the bear the risk of losing a significant portion or all of your investment in the securities, subject to the terms set forth in the applicable pricing supplement.

The securities offer a variable coupon rate, and the securities may not pay any coupon on one or more coupon payment dates.

Subject to the terms set forth in the applicable pricing supplement, the coupon payments on the securities are variable and may be zero on one or more, or all, coupon payment dates. Any variable coupon payment will be paid at a rate equal to the contingent rate specified in the applicable pricing supplement only if the accrual condition is satisfied on each elapsed day during the related accrual period. Whether the accrual condition is satisfied on any elapsed day will depend on the level(s) of the applicable underlying market measure(s) on that elapsed day. If, on each elapsed day during an accrual period, the accrual condition is not satisfied, no variable coupon payment will be made on the related coupon payment date. If, on any elapsed day during an accrual period, the accrual condition is not satisfied, the applicable variable coupon payment will be paid at a rate that is less, and possibly significantly less, than the contingent rate. Accordingly, there can be no assurance that you will receive a variable coupon payment on any coupon payment date or that any variable coupon payment you do receive will be calculated at the full contingent rate.

Furthermore, if the contingent rate is itself a floating rate determined by reference to an underlying rate, there will be an additional contingency associated with that underlying rate. A floating contingent rate may be as low as zero for any accrual period, unless otherwise specified in the applicable pricing supplement. If the contingent rate is zero for any accrual period, you will not receive any variable coupon payment on the related coupon payment date even if the accrual condition is satisfied on each elapsed day in the accrual period.

As a result, your actual yield on the securities, if any, may be less than that of a conventional debt security we issue. You should not invest in the securities if you seek certainty of receiving current income during the term of the securities, since the coupon payments are variable and may be zero.

Higher contingent rates are associated with greater risk.

The securities offer variable coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity. You should understand that, in exchange for this potentially higher yield, you will be exposed to significantly greater risks than investors in our conventional debt securities. These risks include the risk that the variable coupon payments you receive, if any, will be calculated at a rate that is lower (perhaps significantly) than the full contingent rate and that may be zero, and the risk that you may receive less, and potentially significantly less, than the stated principal amount of your securities at maturity. In general, higher contingent rates are associated with greater levels of expected risk as of the pricing date for the securities.

The volatility of the underlying market measure(s) is an important factor affecting the risks described in the preceding paragraph. Volatility is a measure of the average magnitude of fluctuations in the level of the underlying market measure(s) over any given time period. Investors in the securities will be adversely affected by volatility of the underlying market measure(s). This is because greater volatility generally means a greater risk that the level(s) of the applicable underlying market measure(s) on one or more elapsed days will be such that the accrual condition is not satisfied and, as a result, that you receive little or no coupon on the securities, or that the performance of the underlying index will be such that you will receive less than the stated principal amount of the securities (and possibly nothing) at maturity. Greater expected volatility of the underlying market measure(s) as of the pricing date may result in a higher contingent rate, but it would also represent a greater expected likelihood as of the pricing date that you will not receive any variable coupon payment on one or more coupon payment dates and that you will not be repaid the stated principal amount of your securities at maturity.

You may not be adequately compensated for assuming the downside risks of the underlying market measure(s).

The variable coupon payments on the securities are the compensation you receive for assuming the downside risks of the underlying market measure(s), as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is variable and any coupon payments you receive may be calculated at a rate that is lower (perhaps significantly) than the full contingent rate and that may be zero. Second, the variable coupon payments are the compensation you receive not only for the downside risks of the underlying market measure(s), but also for all of the other risks of the securities, including interest rate risk and our credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the variable coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risks of the underlying market measure(s).

Securities linked to more than one underlying market measure will be subject to risks associated with each underlying market measure and will be adversely affected by unfavorable movements in any underlying market measure, regardless of the performance of the other(s).

For securities linked to more than one underlying market measure, you will be adversely affected if the level of any underlying market measure moves in an unfavorable direction, even if the level of the other(s) moves in a favorable direction. Accordingly, investors in such securities will be subject to risks associated with each underlying market measure. For example, if the accrual condition depends on the performance of two underlying market measures, either underlying market measure may cause the accrual condition to fail to be satisfied, even if the other underlying market measure performs favorably. To take another example, if the accrual condition depends only on the performance of the underlying index but the contingent rate is a floating rate determined by reference to an underlying rate, you will receive no variable coupon payment on a particular coupon payment date if the accrual condition fails to be satisfied on each elapsed day in the applicable accrual period, even if the contingent rate for that accrual period is high; alternatively, you will receive a low variable coupon payment or no variable coupon payment on a particular coupon payment date if the contingent rate is low or zero, even if the accrual condition is satisfied on each elapsed day in the accrual period. Accordingly, securities linked to more than one underlying market measure are particularly risky.

If applicable, we may have the right to call the securities prior to maturity, which may limit your opportunity to receive variable coupon payments if the underlying market measure(s) perform favorably.

If specified in the applicable pricing supplement, we may have the right to call the securities prior to maturity. In determining whether to exercise our call right, we will consider various factors, including then current market interest rates and our expectations about payments we will be required to make on the securities in the future. If we have the right to call the securities, we will do so at a time that is advantageous to us and without regard to your interests. We are more likely to call the securities at a time when the underlying market measure(s) are performing favorably from your perspective and when we expect them to continue to do so. Therefore, although the securities offer variable coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, if the securities are paying that higher rate, it is likely that we would call the securities at that time. Accordingly, the call feature of the securities is likely to limit the benefits you receive from the variable coupon payments. If we exercise our call right prior to maturity, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

You will have downside exposure, but no upside exposure, to the underlying index.

Even though you will be subject to the risk of a decline in the level of the underlying index, you will not participate in any appreciation in the level of the underlying index over the term of the securities, and your maximum possible return on the securities will be limited to the sum of the variable coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on a direct investment in the underlying index. You should not invest in the securities if you seek to participate in any appreciation of the underlying index.

The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities.

You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are not guaranteed by any entity other than Citigroup Inc. Any actual or anticipated changes to Citigroup Global Markets Holdings Inc.’s or Citigroup Inc.’s credit ratings or credit spreads may adversely affect the value of the securities. If Citigroup Global Markets Holdings Inc. defaults on its obligations and Citigroup Inc. defaults on its guarantee obligations under the securities, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of Citigroup Global Markets Holdings Inc.’s and Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in either of their credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of their credit risk is likely to adversely affect the value of the securities.

The securities will not be listed on a securities exchange and you may not be able to sell your securities prior to maturity.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a securities exchange. Accordingly, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them to maturity.

Citigroup Global Markets Inc. (“CGMI”) or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the securities. If CGMI or such other underwriter or agent does make a market in the securities, it may discontinue doing so at any time. Because we do not expect that other broker-dealers will participate significantly in any secondary market for the securities, the price at which you may be able to sell your securities prior to maturity is likely to depend on the price, if any, at which CGMI or such other underwriter or agent is willing to transact. If at any time CGMI or such other underwriter or agent were not to make a market in the securities, it is likely that there would be no secondary market at all for the securities. The price, if any, at which CGMI, such other underwriter or agent or any other buyer may be willing to purchase your securities in any secondary market that may develop may be significantly less than the stated principal amount; therefore, any sale of the securities prior to maturity may result in a substantial loss. As a result, you should be prepared to hold your securities to maturity.

The value of your securities prior to maturity will fluctuate based on many unpredictable factors.

The value of your securities prior to maturity will fluctuate based on the level of the underlying market measure(s) and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the securities of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

Level of Underlying Market Measure(s). We expect that the value of the securities at any time will depend substantially on the level of the underlying market measure(s) at that time. If the level of the underlying market measure(s) moves in an unfavorable direction after the pricing date, the value of your securities will likely decline, perhaps significantly. In all cases, the value of your securities prior to maturity may be significantly less than the stated principal amount of your securities because of expectations that the level of the underlying market measure(s) will continue to fluctuate over the term of the securities, among other reasons.

The level of any underlying index to which the securities may be linked will be determined by the value of the stocks that constitute the index, which in turn will be affected by complex and interrelated political, economic, financial and other factors that affect the capital markets generally. The level of any underlying rate to which the securities may be linked will generally be influenced by perceptions about future levels of the underlying rate, general economic conditions in the relevant market and prevailing market interest rates. Hedging by us or our counterparties (which may include our affiliates), the issuance of other securities similar to the securities and other trading activities by our affiliates may also affect such levels, which could negatively affect the value of the securities.

Volatility of the Underlying Market Measure(s). Volatility refers to the average magnitude of changes in the level of an underlying market measure over any given period. Any increase in the expected volatility of the underlying market measure(s) is likely to adversely affect the value of the securities. This is because greater volatility in the level of the underlying market measure(s) is associated with a greater likelihood that the level of the underlying market measure(s) will move in a way that adversely affects one or more payments to you on the securities.

Changes in Correlation. For securities linked to more than one underlying market measure, if the correlation between those underlying market measures changes, the value of the securities may be adversely affected.

Dividend Yield. If the dividend yield on the stocks included in the underlying index increases, we expect that the value of the securities may decrease. You will not be entitled to receive any dividends paid on the stocks included in the underlying index during the term of the securities.

Interest Rates. We expect that the value of the securities will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the securities is likely to decrease.

Time Remaining to Maturity. At any given time, a portion of the value of the securities will be attributable to time value, which is based on the amount of time then remaining to maturity. If you sell the securities at any time prior to maturity, you will be giving up any increase in the time value of the securities that may result as the time remaining to maturity shortens.

Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities. Therefore, any actual or anticipated changes to either of their credit ratings or credit spreads may adversely affect the value of the securities.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the securities attributable to one or more of the other factors.

Your payment at maturity will depend on the closing level of the underlying index solely on the final valuation date, which makes the securities particularly sensitive to volatility of the underlying index.

Whether you are repaid the stated principal amount of your securities at maturity will depend, solely or in part, on the closing level of the underlying index on the final valuation date. As a result, you are subject to the risk that the closing level of the underlying index may be lower, and possibly significantly lower, on the final valuation date than on one or more other dates during the term of the securities, including other dates near the final valuation date. The fact that the payment at maturity depends on the closing level of the underlying index on a single day means that the securities will be particularly sensitive to volatility in the closing level of the underlying index.

Our offering of the securities does not constitute a recommendation of the underlying market measure(s).

You should not take our offering of the securities as an expression of our views about how the underlying index or any underlying rate to which your securities may be linked will perform in the future or as a recommendation to invest in the underlying index or such underlying rate, including through an investment in the securities. As we are part of a global financial institution, our affiliates may, and often do, have positions (including short positions) that conflict with an investment in the securities, including positions in shares included in the underlying index. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the level of the underlying market measure(s).

CGMI and other of our affiliates may publish research from time to time relating to the financial markets or the underlying index or any underlying rate to which the securities may be linked. Any research, opinions or recommendations provided by CGMI may influence the level of the underlying index or such underlying rate and the value of the securities, and they may be inconsistent with purchasing or holding the securities. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the underlying market measure(s) and the merits of investing in the securities.

The level of the underlying market measure(s) may be affected by our or our affiliates’ hedging and other trading activities.

In anticipation of the sale of any issuance of the securities, we expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the underlying market measure(s) or in derivative instruments that may affect the level of the underlying market measure(s). For example, our counterparties may take positions directly in the shares included in the underlying index, and for securities linked to an underlying rate, our counterparties may take positions in instruments linked to the underlying rate. This hedging activity on or prior to the pricing date could potentially affect the level of the underlying market measure(s) on the pricing date and, accordingly, potentially increase any initial level established on the pricing date, which may adversely affect your return on the securities. Additionally, this hedging activity during the term of the securities could negatively affect the level of the underlying market measure(s) on any elapsed day or the final valuation date and, therefore, adversely affect your return on the securities. This hedging activity may present a conflict of interest between your interests as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may be willing to purchase your securities in a secondary market transaction.

CGMI and other of our affiliates may also trade the underlying market measure(s) or other instruments that may affect the level of the underlying market measure(s) on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the level of the underlying market measure(s) on any elapsed day or the final valuation date and, therefore, adversely affect the performance of the securities.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

We and our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our affiliates’ business activities.

Our affiliates may currently or from time to time engage in business with the issuer of any shares that are included in the underlying index (each, a “relevant issuer”). These activities may include extending loans to, making equity investments in or providing advisory services to a relevant issuer, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about a relevant issuer and we will not disclose any such information to you. Any prospective purchaser of the securities should undertake an independent investigation of any relevant issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the securities. We do not make any representation or warranty to any purchaser of the securities with respect to any matters whatsoever relating to our affiliates’ business with any relevant issuer.

If any of our affiliates is or becomes a creditor of a relevant issuer or otherwise enters into any transaction with a relevant issuer in the course of its business, such affiliate may exercise remedies against that issuer without regard to the impact on your interests as a holder of the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the level of the underlying market measure(s). To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

In the case of securities linked to an underlying index that is composed primarily of securities issued by non-U.S. companies, our affiliates may currently or from time to time engage in trading activities related to the currency in which the equity securities underlying any such underlying index trade. These trading activities could potentially affect the exchange rate with respect to that currency and, if currency exchange rate calculations are involved in the calculation of the level of the underlying index, could affect the value of the securities.

The historical performance of the underlying market measure(s) is not an indication of future performance.

The historical performance of any underlying market measure to which the securities may be linked, which will be included in the applicable pricing supplement, should not be taken as an indication of the future performance of that underlying market measure during the term of the securities. Changes in the level of the applicable underlying market measure(s) will affect your return on, and the value of, the securities, but it is impossible to predict whether the level of the applicable underlying market measure(s) will rise or fall.

The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.

As calculation agent, CGMI, our affiliate, will determine, among other things, any level required to be determined under the securities and any amounts owed to you under the terms of the securities. In addition, if certain events occur, CGMI will be required to make certain discretionary judgments that could significantly affect your return on the securities. In making these judgments, CGMI’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. Such judgments could include, among other things:

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determining whether a market disruption event has occurred;

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if a market disruption event has occurred on the final valuation date, determining whether to postpone the final valuation date;

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determining the level of the underlying index if it is not otherwise available or a market disruption occurs on the final valuation date;

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if the contingent rate is determined based on an underlying rate, determining the level of that underlying rate if it is not otherwise available on a date of determination;

•

selecting a successor index or performing an alternative calculation of the level of the underlying index if the underlying index is discontinued or materially modified (see “Description of the Securities—Terms Related to the Underlying Index—Discontinuance or Material Modification of the Underlying Index” below); and

•

selecting a successor rate if an underlying rate is discontinued.

Any of these determinations made by CGMI, in its capacity as calculation agent, may adversely affect your return on the securities.

Securities with a barrier feature are subject to particular risks.

If the applicable pricing supplement so provides, any limitation on the downside exposure of the securities to the negative performance of the underlying index may not apply if the level of the underlying index is less than a specified barrier level on the final valuation date. For such securities, if the level of the underlying index is less than the specified barrier level on the final valuation date, you will be fully exposed to the decline in the underlying index from its initial level. Unlike securities with a buffer, such securities offer no protection at all if the level of the underlying index is less than that specified barrier level, and it is possible that you will lose all of the stated principal amount of such securities.

Securities with a knock-in, knock-out or similar feature are subject to particular risks.

If the applicable pricing supplement so provides, one or more payments on the securities may be adversely affected if a specified event occurs, which may be described as a trigger event, a knock-in event, a knock-out event, a downside event, a fixing event or by another term. Any such event may occur if the closing level or intra-day level of the underlying index is less than, less than or equal to, greater than or greater than or equal to a specified level during a specified observation period, as specified in the applicable pricing supplement. Any such event may occur even if only as a result of a temporary drop or spike in the level of the underlying index that is quickly reversed. For such securities, you should carefully read the applicable pricing supplement to understand when the applicable event will occur and what the consequences of that event are on the amounts owed to you under the securities. Securities that are subject to any such event may not perform as well as securities that are not subject to such an event.

Securities with a diminishing buffer are subject to particular risks.

If the applicable pricing supplement so provides, any limitation on the downside exposure of the securities to the negative performance of the underlying index may be diminished if the level of the underlying index is less than a specified buffer level on the final valuation date. For such securities, if the level of the underlying index is less than the specified buffer level on the final valuation date, you will lose more than 1% of the stated principal amount of the securities for every 1% the underlying index declines beyond the buffer level. The percentage of such magnified loss, which will progressively offset any protection that the buffer would offer, will be specified in the applicable pricing supplement. The lower the level of the underlying index on the final valuation date, the less benefit you will receive from the buffer. Unlike securities with a fixed buffer, securities with a diminishing buffer feature may expose you to the full negative performance of the underlying index.

The initial level of the underlying index may be determined after the securities are issued.

If the applicable pricing supplement so specifies, the initial level of the underlying index may be determined based on the arithmetic average of the closing levels of the underlying index on one or more dates on or after the pricing date and possibly the issue date of the securities. As a result, the initial level of the underlying index may not be determined, and you may therefore not know the initial level of the underlying index, until after the pricing date and possibly the issue date. Any change to the initial level of the underlying index as a result of changes in the level of the underlying index after the pricing date or the issue date may adversely affect your return on the securities.

Adjustments to the underlying index could adversely affect the value of the securities.

The publisher of the underlying index may add, delete or substitute the stocks that constitute the underlying index or make other methodological changes that could affect the level of the underlying index. Moreover, the underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In this latter case, the calculation agent will have the sole discretion to substitute a successor index as described under “Description of the Securities—Terms Related to the Underlying Index—Discontinuance or Material Modification of the Underlying Index” below, and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

We have no affiliation with the publisher of any underlying market measure to which the securities may be linked and are not responsible for its public disclosures.

We are not affiliated with the publisher of the underlying index or any underlying rate to which the securities may be linked, and no such publisher will be involved in any of our offerings of the securities in any way. Consequently, we have no control over the actions of any such publisher, including any actions that could adversely affect the level of the underlying index or such underlying rate. No such publisher has any obligation to consider your interests as an investor in the securities in taking any such actions. None of the money you pay for the securities will go to any such publisher.

In addition, as we are not affiliated with the publisher of the underlying index or any underlying rate to which the securities may be linked, we do not assume any responsibility for the accuracy or adequacy of any information about the underlying index or such underlying rate contained in the public disclosures of any such publisher. We have made no “due diligence” or other investigation into any such publisher in connection with the offering of the securities. As an investor in the securities, you should make your own investigation into each applicable underlying index or underlying rate and its publisher.

The U.S. federal tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities that may be offered under this product supplement, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of them described in “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences (including, for non-U.S. investors, the withholding tax consequences) of ownership and disposition of the securities might be materially and adversely affected.

Moreover, the securities may be assumed by Citigroup Inc., as provided in the accompanying prospectus. The law regarding whether or not such an assumption would be considered a taxable modification of the securities is not entirely clear. In addition, a change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the designation of a successor underlying market measure or other similar circumstances resulting in a material change to an underlying market measure could also result in a taxable modification of the affected securities. If the IRS were to treat such an event as a taxable modification, a U.S. investor might be required to recognize gain (if any) on the securities and the timing and character of income recognized with respect to the securities after the taxable modification could be affected significantly. A changed treatment of the securities could have possible withholding tax consequences to Non-U.S. Holders (as defined under “United States Federal Tax Considerations — Tax Consequences to Non-U.S. Holders”).

As described below under “United States Federal Tax Considerations,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Because of the uncertain treatment of the securities, non-U.S. investors should expect to be subject to withholding tax in respect of coupon payments on the securities at a rate of 30% or a lower treaty rate. In addition, non-U.S. investors should review the discussion in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” regarding potential withholding tax risks under Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”). We will not be required to pay any additional amounts with respect to amounts withheld.

You should review carefully the section of this product supplement entitled “United States Federal Tax Considerations” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Description of the Securities

The following description of the general terms of the Securities supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the Securities in this product supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this product supplement.

The pricing supplement applicable to a particular issuance of Securities will contain the specific terms of those Securities. A separate underlying supplement or the applicable pricing supplement will describe the equity index to which the Securities are linked. If any information in the applicable pricing supplement is inconsistent with this product supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement, in any applicable underlying supplement or in the accompanying prospectus supplement and prospectus. It is important for you to consider carefully the information contained in this product supplement together with the information contained in the applicable pricing supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the Securities.

General

The securities offered under this product supplement (the “Securities”) are senior unsecured debt securities issued by Citigroup Global Markets Holdings Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the Securities are fully and unconditionally guaranteed by Citigroup Inc. The Securities will constitute part of the senior debt of Citigroup Global Markets Holdings Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings Inc. The guarantee of payments due on the Securities will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

Your return on the Securities will be linked to an equity index (the “Underlying Index”) and, if applicable, one or more market interest or other rates (each, an “Underlying Rate”), as specified in the applicable pricing supplement. We refer to the Underlying Index and, if applicable, any Underlying Rate to which the Securities are linked as the “Underlying Market Measure(s).”

The “Calculation Agent” for each issuance of Securities will be our affiliate, Citigroup Global Markets Inc. (“CGMI”), or any successor appointed by us, unless otherwise specified in the applicable pricing supplement. The Calculation Agent will make the determinations specified in this product supplement or in the applicable pricing supplement. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the Securities. The Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

The stated principal amount of the Securities will be set forth in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the Securities will be denominated in amounts equal to the stated principal amount and integral multiples thereof.

Payment at Maturity

Unlike conventional debt securities, the Securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. You should carefully read the applicable pricing supplement to understand the circumstances in which you may receive less, and possibly significantly less, than the stated principal amount of your Securities at maturity. The risk that you may receive less than the stated principal amount of your Securities at maturity will depend on the performance of the Underlying Index, as more fully described in the applicable pricing supplement.

The Securities will mature on the date specified in the applicable pricing supplement (the “Maturity Date”). If the originally scheduled Maturity Date is not a Business Day, any payment required to be made on the Maturity Date will be made on the next succeeding Business Day, and no interest will accrue as a result of delayed payment. A “Business Day” means any day that is not a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

The payment to be made on the Maturity Date will be based, solely or in part, on the Closing Level of the Underlying Index on the date specified in the applicable pricing supplement (the “Final Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement.

You may lose some or all of the stated principal amount of the Securities, subject to the terms set forth in the applicable pricing supplement, but in no circumstance will you receive more than the stated principal amount of the Securities at maturity (excluding any final variable coupon payment). In addition to the risks associated with the performance of the Underlying Market Measure(s), any payments due on the Securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of any payments due on the Securities.

Coupon Payments

Subject to the terms set forth in the applicable pricing supplement, the Securities will pay a variable coupon on each Coupon Payment Date at an annual rate that may be as high as the Contingent Rate and may be as low as 0%. The actual “Variable Coupon Rate” for any Coupon Payment Date will be calculated as follows:

On each Coupon Payment Date, the amount of the variable coupon payment per Security will equal (i) (A) the stated principal amount multiplied by (B) the Variable Coupon Rate applicable to that Coupon Payment Date divided by (ii) the number of scheduled Coupon Payment Dates in one year. If the applicable pricing supplement provides for fixed coupon payments at a non-contingent rate per annum for an initial period, the amount payable on any Coupon Payment Date during that initial period will be calculated in the manner provided in the immediately preceding sentence, but substituting that fixed, non-contingent rate per annum for the Variable Coupon Rate.

The “Contingent Rate” will be specified in the applicable pricing supplement and may either be a fixed rate or a floating rate determined by reference to an Underlying Rate.

Each “Coupon Payment Date” will be specified in the applicable pricing supplement. If any Coupon Payment Date is not a Business Day, any payment due on that Coupon Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on the Coupon Payment Date, and no interest will accrue as a result of delayed payment.

An “Accrual Day” is an Elapsed Day on which the Accrual Condition is satisfied.

An “Elapsed Day” will be a day specified in the applicable pricing supplement.

The “Accrual Condition” will be specified in the applicable pricing supplement. Whether the Accrual Condition is satisfied on any Elapsed Day will depend on the level(s) of the applicable Underlying Market Measure(s) on that Elapsed Day.

The “Accrual Period” applicable to any Coupon Payment Date will be specified in the applicable pricing supplement.

If the applicable pricing supplement specifies that an Accrual Period is a period from one “valuation date” (or the pricing date, in the case of the first Accrual Period) to another “valuation date” and any scheduled valuation date is not a Business Day, such valuation date will be postponed to the next succeeding Business Day. If such valuation date is the Final Valuation Date, any postponement of such valuation date for purposes of the Accrual Condition will be governed solely by this paragraph and not by the provisions set forth below under “—Terms Related to the Underlying Index—Consequences of a Market Disruption Event; Postponement of the Final Valuation Date.”

Unless otherwise specified in the applicable pricing supplement, each variable coupon payment (and any other coupon payment, as specified in the applicable pricing supplement) will be payable to the persons in whose names the Securities are registered at the close of business on the Business Day immediately preceding the applicable Coupon Payment Date, each a regular record date, except that the final variable coupon payment (or other coupon payment) will be payable to the persons who hold the Securities on the Maturity Date or the date on which the Securities are earlier redeemed, as applicable.

Call Right

If specified in the applicable pricing supplement, we will have the right to call the Securities, in whole and not in part, on terms specified in the applicable pricing supplement. If applicable, the pricing supplement will specify the dates on which we may call the Securities, the price at which we may call the Securities and the circumstances in which we may call the Securities. If we elect to redeem the Securities, the minimum price payable to you will be equal to the stated principal amount per Security plus any accrued and unpaid interest due on the date of redemption. If any date on which we elect to redeem the Securities falls on a day that is not a Business Day, the payment to be made upon redemption will be made on the next succeeding Business Day with the same force and effect as if made on the original date of redemption, and no interest will accrue as a result of delayed payment.

If we have the right to call the Securities, the provisions set forth under “Description of the Notes—Optional Redemption, Repayment and Repurchase” in the accompanying prospectus supplement will apply, subject to the terms set forth in the applicable pricing supplement.

Holders of the Securities will not have the right to require us to redeem the Securities prior to maturity, unless otherwise specified in the applicable pricing supplement.

Terms Related to the Underlying Index

Determining the Closing Level

The “Closing Level” of the Underlying Index on any date of determination will be the closing level of the Underlying Index on such day as published by the publisher of the Underlying Index (the “Underlying Index Publisher”), subject to the terms described under “—Discontinuance or Material Modification of the Underlying Index” below.

Solely for purposes of determining your payment at maturity (excluding any final variable coupon payment), if the closing level of the Underlying Index is not published by the Underlying Index Publisher on the Final Valuation Date (as it may be postponed as described below), the Closing Level of the Underlying Index on the Final Valuation Date will be the closing level of the Underlying Index as calculated by the Calculation Agent in accordance with the formula for and method of calculating the Underlying Index last in effect prior to the failure to publish, but using only those securities included in the Underlying Index immediately prior to such failure to publish. If a Market Disruption Event (as defined below) occurs on the Final Valuation Date, the Calculation Agent may, in its sole discretion, determine the Closing Level of the Underlying Index on the Final Valuation Date either (x) pursuant to the immediately preceding sentence (using its good faith estimate of the value of any security included in the Underlying Index as to which an event giving rise to the Market Disruption Event has occurred) or (y) if available, using the closing level of the Underlying Index on such day as published by the Underlying Index Publisher.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining whether the Accrual Condition is satisfied, if the closing level of the Underlying Index is not published by the Underlying Index Publisher on any Elapsed Day (including weekends and holidays if such days are Elapsed Days), the Closing Level of the Underlying Index on those dates will be assumed to be the same as on the immediately preceding Elapsed Day.

Consequences of a Market Disruption Event; Postponement of the Final Valuation Date

If a Market Disruption Event occurs on the scheduled Final Valuation Date, the Calculation Agent may, but is not required to, postpone the Final Valuation Date to the next succeeding Scheduled Trading Day (as defined below) on which a Market Disruption Event does not occur; provided that the Final Valuation Date may not be postponed past the fifth Scheduled Trading Day immediately following the date that was originally scheduled to be the Final Valuation Date or, in any event, past the Scheduled Trading Day immediately preceding the Maturity Date.

If the scheduled Final Valuation Date is not a Scheduled Trading Day, the Final Valuation Date will be postponed to the earlier of (i) the next succeeding day that is a Scheduled Trading Day and (ii) the Business Day immediately preceding the Maturity Date.

If a Market Disruption Event occurs on the scheduled Final Valuation Date and the Calculation Agent does not postpone the Final Valuation Date, or if the Final Valuation Date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then the Closing Level to be determined on such date will be determined as set forth in the definition of “Closing Level” above (and, if applicable, the Intra-Day Level to be determined on such date will be determined as set forth in the definition of “Intra-Day Level” below).

Under the terms of the Securities, the Calculation Agent will be required to exercise discretion in determining (i) whether a Market Disruption Event has occurred on the Final Valuation Date; (ii) if a Market Disruption Event occurs, whether to postpone the scheduled Final Valuation Date as a result of the Market Disruption Event; and (iii) if a Market Disruption Event occurs on the Final Valuation Date and the closing level (or intra-day level, if applicable) is available as published by the Underlying Index Publisher, whether to determine the Closing Level (or Intra-Day Level, if applicable) by reference to such published level or by reference to the alternative procedure described in the definition of “Closing Level” (or “Intra-Day Level,” if applicable). In exercising this discretion, the Calculation Agent will be required to act in good faith and using its reasonable judgment, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our ability or the ability of our hedging counterparty, which may be an affiliate of ours, to adjust or unwind all or a material portion of any hedge with respect to the Securities.

Certain Definitions

The following definitions apply with respect to any Underlying Index, except as provided below under “—Certain Alternative Definitions for Multiple Exchange Indices.”

The “Closing Time” on any day for any Exchange or Related Exchange is the Scheduled Closing Time for such Exchange or Related Exchange on such day or, if earlier, the actual closing time of such Exchange or Related Exchange on such day.

An “Exchange” means, with respect to any security included in the Underlying Index, the principal exchange or market on which trading in such security occurs.

An “Exchange Business Day” means any Scheduled Trading Day on which the Exchange(s) for each security included in the Underlying Index and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, as determined by the Calculation Agent,

(1)	the occurrence or existence of any suspension of or limitation imposed on trading by the relevant Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise) relating to securities that comprise 20 percent or more of the level of the Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(2)	the occurrence or existence of any suspension of or limitation imposed on trading by any Related Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in futures or options contracts relating to the Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(3)	the occurrence or existence of any event (other than an Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, securities that comprise 20 percent or more of the level of the Underlying Index on their relevant Exchanges, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(4)	the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Underlying Index on any Related Exchange, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(5)	the closure on any Exchange Business Day of the Exchange(s) for securities comprising 20 percent or more of the level of the Underlying Index or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at such actual closing time (an “Early Closure”); or

(6)	the failure of the Exchange for any security included in the Underlying Index or any Related Exchange to open for trading during its regular trading session.

For purposes of this definition, the relevant percentage contribution of a security included in the Underlying Index to the level of the Underlying Index will be based on a comparison of the portion of the level of the Underlying Index attributable to that security to the level of the Underlying Index, in each case immediately before the applicable event that, if the 20 percent threshold is met, would be a Market Disruption Event.

A “Related Exchange” means each exchange where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Underlying Index.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

A “Scheduled Trading Day” means, as determined by the Calculation Agent, a day on which the Exchange(s) for securities comprising more than 80 percent of the level of the Underlying Index (determined based on a comparison of the portion of the level of the Underlying Index attributable to that security to the level of the Underlying Index, in each case as of the close of the immediately preceding Scheduled Trading Day) and each Related Exchange, if any, are scheduled to be open for trading for their respective regular trading sessions. If such Exchanges do not include at least one U.S. national securities exchange, such day must also be a Business Day. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange is not scheduled to be open for trading for its regular trading session, but on which the Exchange(s) for securities comprising more than 80 percent of the level of the Underlying Index are scheduled to be open for their regular trading sessions, to be a Scheduled Trading Day.

Certain Alternative Definitions for Multiple Exchange Indices

For any Underlying Index that is a Multiple Exchange Index, the following definitions will apply in lieu of the corresponding definitions under “—Certain Definitions” above. A “Multiple Exchange Index” means the MSCI EAFE® Index, the MSCI Emerging Markets Index, the EURO STOXX 50® Index, the EURO STOXX® Banks Index, the EURO STOXX® Index, the EURO STOXX® Select Dividend 30 Index, the MSCI ACWI ex USA Index, the STOXX® Europe 50 Index, the STOXX® Europe 600 Index and any other Underlying Index that is designated in the applicable pricing supplement as a Multiple Exchange Index.

An “Exchange Business Day” means any Scheduled Trading Day on which the Underlying Index Publisher publishes the level of the Underlying Index and each Related Exchange is open for trading during its regular trading session, notwithstanding any such Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, as determined by the Calculation Agent,

(1)	Any of the following events occurs or exists with respect to any security included in the Underlying Index, and the aggregate of all securities included in the Underlying Index with respect to which any such event occurs comprise 20% or more of the level of the Underlying Index:

(a)	any suspension of or limitation imposed on trading by the relevant Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise), which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(b)	any event (other than an Exchange Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant Exchange, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange; or

(c)	the closure on any Exchange Business Day of the relevant Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such relevant Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange system for execution at such actual closing time (an “Exchange Early Closure”).

(2)	Any of the following events occurs or exists with respect to futures or options contracts relating to the Underlying Index:

(a)	any suspension of or limitation imposed on trading by any Related Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise), which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(b)	any event (other than a Related Exchange Early Closure (as defined below)) that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Underlying Index on any Related Exchange, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange; or

(c)	the closure on any Exchange Business Day of the relevant Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Related Exchange system for execution at such actual closing time (a “Related Exchange Early Closure”).

(3)	the failure of any Related Exchange to open for trading during its regular trading session; or

(4)	the failure of the Underlying Index Publisher to publish the level of the Underlying Index.

For purposes of this definition, the relevant percentage contribution of a security included in the Underlying Index to the level of the Underlying Index will be based on a comparison of the portion of the level of the Underlying Index attributable to that security to the level of the Underlying Index, in each case using the official opening weightings as published by the Underlying Index Publisher as part of the market “opening data.”

A “Scheduled Trading Day” means, as determined by the Calculation Agent, a Business Day on which the Underlying Index Publisher is scheduled to publish the level of the Underlying Index and each Related Exchange is scheduled to be open for trading for its regular trading session. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any Business Day on which a Related Exchange is not scheduled to be open for trading for its regular trading session, but on which the Underlying Index Publisher is scheduled to publish the level of the Underlying Index, to be a Scheduled Trading Day.

Discontinuance or Material Modification of the Underlying Index

If the applicable Underlying Index is (i) not calculated and announced by the Underlying Index Publisher but is calculated and announced by a successor publisher acceptable to the Calculation Agent or (ii) replaced by a successor index that the Calculation Agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of the Underlying Index, in each case the Calculation Agent may deem that index (the “Successor Index”) to be the Underlying Index. Upon the selection of any Successor Index by the Calculation Agent pursuant to this paragraph, references in this product supplement or the applicable pricing supplement to the original Underlying Index will no longer be deemed to refer to the original Underlying Index and will be deemed instead to refer to that Successor Index for all purposes, and references in this product supplement or the applicable pricing supplement to the Underlying Index Publisher will be deemed to be to the publisher of the Successor Index. In such event, the Calculation Agent will make such adjustments, if any, to any level of the Underlying Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause notice to be furnished to us and the trustee.

If the Underlying Index Publisher (i) announces that it will make a material change in the formula for or the method of calculating the Underlying Index or in any other way materially modifies the Underlying Index (other than a modification prescribed in that formula or method to maintain the Underlying Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the Underlying Index and no Successor Index is chosen as described above, then the Calculation Agent will calculate the level of the Underlying Index on each subsequent date of determination in accordance with the formula for and method of calculating the Underlying Index last in effect prior to the change or cancellation, but using only those securities included in the Underlying Index immediately prior to such change or cancellation. Such level, as calculated by the Calculation Agent, will be the relevant Closing Level (or Intra-Day Level, if applicable) for all purposes.

Notwithstanding these alternative arrangements, the discontinuance or material modification of any relevant Index may adversely affect the market value of the Securities.

Securities With an Observation Period

The applicable pricing supplement for certain Securities may specify that any payment on the Securities is contingent on the occurrence or non-occurrence of a specified event during a specified period of time consisting of two or more Scheduled Trading Days (an “Observation Period”). Such event may be referred to in the applicable pricing supplement as a trigger event, a knock-in event, a knock-out event, a downside event, a fixing event or by another term. For purposes of this product supplement, we refer to any such event as a “Trigger Event.” The following additional terms apply to Securities for which an Observation Period is applicable.

If the last day of the Observation Period is the scheduled Final Valuation Date, any postponement of such Final Valuation Date will not extend such Observation Period.

The applicable pricing supplement will specify whether the Trigger Event is based on the Closing Level or the Intra-Day Level of the Underlying Index. The “Intra-Day Level” of the Underlying Index at any time on any date of determination will be the level of the Underlying Index as most recently published on such date by the Underlying Index Publisher, subject to the terms described under “—Discontinuance or Material Modification of the Underlying Index” above. If the level of the Underlying Index is not published by the Underlying Index Publisher for more than, in the aggregate, two hours on any date of determination or a Market Disruption Event occurs on any date of determination, the Calculation Agent may, in its sole discretion, determine one Intra-Day Level for the Underlying Index for the period during which the level is not published or a Market Disruption Event is continuing, and such Intra-Day Level will be the level of the Underlying Index as calculated by the Calculation Agent in accordance with the formula for and method of calculating the Underlying Index last in effect prior to the failure to publish or the occurrence of the Market Disruption Event, as applicable, determined as of any time selected by the Calculation Agent during such period, but using only those securities included in the Underlying Index immediately prior to such failure to publish or the occurrence of the Market Disruption Event, as applicable, and, if applicable, using its good faith estimate of the value of any security included in the Underlying Index as to which an event giving rise to the Market Disruption Event has occurred. Solely for purposes of this paragraph, a Market Disruption Event will be deemed to occur if, in addition to any of the events described in the definition of “Market Disruption Event” above, any of the events described in clauses (1) through (4) of such definition (disregarding the time period specified in such clauses) occurs for more than two hours of trading during the principal trading session of the relevant Exchange or any Related Exchange, as applicable.

Automatic Call

If specified in the applicable pricing supplement, an automatic call feature will apply to the Securities in the circumstances and on the date(s) specified in the applicable pricing supplement. If an automatic call is triggered, the Securities will be redeemed for a cash payment that will be determined as set forth in the applicable pricing supplement. The Securities will not be subject to an automatic call feature unless the applicable pricing supplement so provides.

No Redemption at the Option of the Holder; Defeasance

The Securities will not be subject to redemption at the option of any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to any issuance of Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities will be determined by the Calculation Agent and will equal, for each Security, the amount to be received on the Maturity Date, calculated as though the date of acceleration were the Final Valuation Date. For purposes of the immediately preceding sentence, the portion of the amount to be received on the Maturity Date that is attributable to your final variable coupon payment, if any, will be prorated from and including the immediately preceding Coupon Payment Date (or the issue date, if there is no such Coupon Payment Date) to but excluding the date of acceleration.

In case of default under the Securities, whether in the payment of a coupon or any other payment due under the Securities, no interest will accrue on such overdue payment either before or after the Maturity Date.

Paying Agent, Trustee and CUSIP

With respect to Securities denominated in U.S. dollars or denominated in a currency other than U.S. dollars but with amounts due on the Securities payable in U.S. dollars, unless otherwise specified in the applicable pricing supplement, The Bank of New York Mellon will serve as paying agent and registrar for the Securities, and will also hold the global notes representing each issuance of such Securities as custodian for DTC.

Unless otherwise specified in the applicable pricing supplement, Securities denominated in U.S. dollars or denominated in a currency other than U.S. dollars but with amounts due on the Securities payable in U.S. dollars will initially be represented by a type of global note referred to as a master note. A master note represents multiple securities that may be issued at different times and that may have different terms. In connection with each issuance of Securities by Citigroup Global Markets Holdings Inc., the trustee will, in accordance with instructions from Citigroup Global Markets Holdings Inc., make appropriate entries or notations in its records relating to the master note representing the Securities to indicate that the master note evidences the Securities of that issuance.

With respect to Securities denominated in a currency other than U.S. dollars and providing that amounts due on the Securities will be paid in a currency other than U.S. dollars, unless otherwise specified in the applicable pricing supplement, Citibank, N.A. will serve as paying agent and registrar for the Securities, and will also hold the global notes representing each issuance of such Securities as custodian for DTC.

The Bank of New York Mellon will serve as trustee for the Securities.

The CUSIP number for each issuance of Securities will be set forth in the applicable pricing supplement.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Purchasers of securities at another time or price should consult their tax advisers regarding the U.S. federal tax consequences to them of the ownership and disposition of the securities. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a security;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax or the alternative minimum tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the securities) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant securities.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the securities. For example, the IRS could treat the securities in their entirety as debt instruments issued by us. Under this treatment, “long-term” securities (i.e., securities that mature, after taking into account the last possible date that the securities could be outstanding under their terms, more than one year from the date of their issuance) would generally be subject to Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of your method of accounting for U.S. federal income tax purposes, in each year that you held the securities, you would generally be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities (whether or not we are required to make any payment with respect to the securities). In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income. You could also be subject to special reporting requirements if you recognize a loss above certain thresholds. If securities that are not “long-term” securities were treated as debt instruments, all or a portion of the gain you realize on a sale, exchange or retirement of the securities could be treated as ordinary income.

Moreover, if there is a change to the securities that results in the securities being treated as retired and reissued for U.S. federal income tax purposes, as discussed below in "Possible Taxable Event," the treatment of the securities after such an event could differ from their prior treatment.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Except where stated otherwise, the following discussions generally assume that the stated treatment of the securities is respected and that no deemed retirement and reissuance of the securities has occurred. You should consult your tax adviser regarding the risk that an alternative U.S. federal income tax treatment applies to the securities.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Coupon Payments

The U.S. federal tax treatment of coupon payments on the securities is unclear. The discussion herein generally assumes that the coupon payments on the securities are taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. However, if a different treatment applied, the timing and character of income arising from the coupon payments could differ. A different treatment could also affect your tax basis in the securities, and therefore the amount of gain or loss you recognize on a disposition of the securities. Except where stated otherwise, the discussion herein assumes that the coupon payments are taxable as ordinary income at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Taxable Disposition of the Securities

Upon a taxable disposition (including a sale, exchange or retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon payment paid at redemption or retirement and may not include sale proceeds attributable to an accrued coupon payment, which may be treated as a coupon payment. Your tax basis in a security should generally equal the amount you paid to acquire it. This gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or retirement of the securities, could result in adverse tax consequences to you because the deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

If income on the securities is effectively connected with your conduct of a trade or business in the United States, see “— Effectively Connected Income” below.

General

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any stated interest payment paid to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Subject to the discussions below under “— Dividend Equivalents Under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you (without taking into account any coupon payment) upon a taxable disposition of a security.

Dividend Equivalents Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as securities that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the security, i.e., when all material terms have been agreed on, and (ii) the issuance of the security. However, if the time of pricing is more than 14 calendar days before the issuance of the security, the calculation date is the date of the issuance of the security. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the security. As a result, you should acquire such a security only if you are willing to accept the risk that the security is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a security are subject to a “significant modification” (for example, upon an event discussed below under “Possible Taxable Event”), the security generally will be treated as reissued for this purpose at the time of the significant modification, in which case the security could become a Specified ELI at that time.

If a security is a Specified ELI, withholding in respect of dividend equivalents will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the security or upon the date of maturity, lapse or other disposition of the security by you, or possibly upon certain other events. Depending on the circumstances, the applicable withholding agent may withhold the required amounts from coupons or other payments on the security, from proceeds of the retirement or other disposition of the security, or from your other cash or property held by the withholding agent.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a “complex” contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2027 that have a “delta” of one will be calculated in the same manner as (i) above, using a “delta” of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, the pricing supplement will generally state the estimated amounts.

Depending on the terms of a security and whether or not it is issued prior to 2027, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the security references a Qualified Index or Qualified Index Security; whether it is a “simple” contract; the “delta” and the number of shares multiplied by delta (for a simple contract); and whether the “substantial equivalence test” is met and the initial hedge (for a complex contract).

Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to securities linked to U.S. equities and their application to a specific issue of securities may be uncertain. Accordingly, even if we determine that certain securities are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those securities. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

Prospective purchasers of securities that are Specified ELIs should consult their tax advisers regarding whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S.

income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, including when we or another intermediary performs the withholding required under Section 871(m), it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income (including gain) from the securities is effectively connected with the conduct of that trade or business, you will not be subject to the withholding tax on coupon payments described above under “Tax Consequences to Non-U.S. Holders — General” or to withholding under Section 871(m), if applicable, if you provide IRS Form W-8ECI (or appropriate successor form) to the applicable withholding agent. However, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. If you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Possible Taxable Event

A change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the designation of a successor underlying market measure or other similar circumstances resulting in a material change to an underlying market measure or to the method by which amounts payable are determined on the securities could result in a “significant modification” of the affected securities. In addition, while the tax consequences of the payment at maturity on a security becoming fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the issue price) prior to maturity (an "early fixing event"), are not entirely clear, it is possible that an early fixing event could result in a significant modification of the affected securities.

As provided in the accompanying prospectus under “Description of Debt Securities—Citigroup Guarantees,” our obligations under the securities may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume the securities pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a “significant modification” of the securities and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the securities as a significant modification.

A significant modification of the securities would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the securities.

Reportable Transactions

A taxpayer that participates in a "reportable transaction" is subject to information reporting requirements under Section 6011 of the Code. "Reportable transactions" include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level. In 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. The notices apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. In addition, in July 2024 the U.S. Treasury Department and the IRS released proposed regulations that, if adopted in their current form, would deem any such transactions to be "listed transactions." While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the securities is not expected, if we, an index sponsor or calculation agent or other person were to exercise discretion under the terms of a security or an index underlying a security and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant securities would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax adviser regarding these rules.

Information Reporting and Backup Withholding

Payments on the securities, as well as the proceeds of a sale, exchange or other disposition (including retirement) of the securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things interest and certain dividend equivalents (as defined above) under Section 871(m). While the tax treatment of securities that we treat as prepaid forward contracts with associated coupons is uncertain, you should expect that persons having withholding responsibility in respect of those securities will treat the coupons on those securities as FDAP income for this purpose. While existing Treasury regulations would also require withholding on payments of gross proceeds from the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalents, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits.

WE WILL NOT BE REQUIRED TO PAY ANY ADDITIONAL AMOUNTS WITH RESPECT TO U.S. FEDERAL WITHHOLDING TAXES.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

Plan of Distribution; Conflicts of Interest

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated April 7, 2017 among Citigroup Global Markets Holdings Inc., Citigroup Inc. and the Agents listed on Schedule I thereto, including CGMI, govern the sale and purchase of the Securities.

The Securities will not be listed on a securities exchange, unless otherwise specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, CGMI, an affiliate of Citigroup Global Markets Holdings Inc., will be the underwriter of the sale of the Securities and will purchase the Securities as principal from Citigroup Global Markets Holdings Inc. at the public offering price less an underwriting discount specified in the applicable pricing supplement. CGMI may offer the Securities directly to the public at the public offering price specified in the applicable pricing supplement. CGMI may also offer the Securities to selected dealers, which may include dealers affiliated with Citigroup Global Markets Holdings Inc., at the public offering price less a selling concession specified in the applicable pricing supplement.

A portion of the net proceeds from the sale of the Securities will be used to hedge Citigroup Global Markets Holdings Inc.’s obligations under the Securities. Citigroup Global Markets Holdings Inc. may hedge its obligations under the Securities through an affiliate of Citigroup Global Markets Holdings Inc. and CGMI or through unaffiliated counterparties, and Citigroup Global Markets Holdings Inc. or such counterparties may profit from such expected hedging activity even if the value of the Securities declines. This hedging activity could affect the level of the Underlying Market Measure(s) and, therefore, the value of and your return on the Securities. You should refer to the section “Risk Factors Relating to the Securities—The level of the underlying market measure(s) may be affected by our or our affiliates’ hedging and other trading activities” in this product supplement, the section “Plan of Distribution; Conflicts of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

CGMI is an affiliate of Citigroup Global Markets Holdings Inc. Accordingly, each offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the Securities, either directly or indirectly, without the prior written consent of the client.

Citigroup Global Markets Holdings Inc. has agreed to indemnify CGMI against liabilities relating to material misstatements and omissions with respect to the Securities, or to contribute to payments that CGMI may be required to make relating to these liabilities. Citigroup Global Markets Holdings Inc. will reimburse CGMI for customary legal and other expenses incurred by CGMI in connection with the offer and sale of the Securities.

Secondary market sales of securities typically settle on the next Business Day after the date on which the parties agree to the sale. If the issue date for the Securities is more than one Business Day after the Pricing Date, investors who wish to sell the Securities at any time prior to the Business Day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement.  Investors should consult their own investment advisors in this regard.

Certain Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The Securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities offered so as to enable an investor to decide to purchase or subscribe the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The Securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA; or

(ii)	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)	not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any Securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any Securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Securities and related lending transactions, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Securities.

Accordingly, the Securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase or holding of the Securities that (a) it is not a Plan and its purchase and holding of the Securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Securities shall be required to represent (and deemed to have represented by its purchase of the Securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The Securities are contractual financial instruments. The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities. The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.

Each purchaser or holder of any Securities acknowledges and agrees that:

(i)       the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;

(ii)       we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;

(iii)       any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)       our interests are adverse to the interests of the purchaser or holder; and

(v)       neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of CGMI or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Securities by the account, plan or annuity.

Medium-Term Senior Notes, Series N

Range Accrual Securities

Product Supplement No. IE-05-09
July 10, 2025

(Including Prospectus dated March 7, 2023 and Prospectus Supplement dated July 10, 2025)

Citigroup